Exhibit 99.2

Pasithea Therapeutics Announces Closing of $60 Million Public Offering of Common Stock

●	Extends cash runway through at least the first half of 2028

●	Led by healthcare-dedicated investors, including Vivo Capital, Janus Henderson Investors, Coastlands Capital, Columbia Threadneedle Investments, Adage Capital Partners and Squadron Capital Management

Miami, FL / GLOBE NEWSWIRE / December 2, 2025 / Pasithea Therapeutics Corp. (“Pasithea” or the “Company”) (Nasdaq: KTTA; KTTAW), a clinical-stage biotechnology company developing PAS-004, a next-generation macrocyclic oral MEK inhibitor for the treatment of neurofibromatosis type 1-associated plexiform neurofibromas (NF1-PN), today announced the closing of its previously announced public offering of 80,000,000 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) at an offering price of $0.75 per share of common stock (or per pre-funded warrant in lieu thereof). The public offering was led by healthcare-dedicated investors, including Vivo Capital, Janus Henderson Investors, Coastlands Capital, Columbia Threadneedle Investments, Adage Capital Partners and Squadron Capital Management.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $60 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes. The Company expects its cash position to extend its cash runway through at least the first half of 2028. Such corporate purposes include, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies, licensing activities related to its current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-291611) originally filed with the Securities and Exchange Commission (“SEC”) on November 18, 2025, as amended on November 26, 2025, and declared effective on November 28, 2025. The offering was made only by means of a prospectus, which is part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Pasithea Therapeutics Corp.

Pasithea is a clinical-stage biotechnology company primarily focused on the research and development of its lead drug candidate, PAS-004, a next-generation macrocyclic MEK inhibitor intended for the treatment of RASopathies, MAPK pathway-driven tumors, and other diseases. The Company is currently testing PAS-004 in a Phase 1 clinical trial in advanced cancer patients (NCT06299839), and a Phase 1/1b clinical trial in adult patients with neurofibromatosis type 1 (NF1)-associated plexiform neurofibromas (NCT06961565).

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the use of proceeds from the public offering and the Company’s cash runway, the Company’s ongoing Phase 1 clinical trial of PAS-004 in advanced cancer patients, the Company’s ongoing Phase 1/1b clinical trial of PAS-004 in adult NF1 patients, and the safety, tolerability, pharmacokinetic (PK), pharmacodynamics (PD) and preliminary efficacy of PAS-004, as well as all other statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, as well as other statements with respect to the Company’s plans, assumptions, expectations, beliefs and objectives, the success of the Company’s current and future business strategies, product development, pre-clinical studies, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth and financing opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including risks that future clinical trial results may not match results observed to date, may be negative or ambiguous, or may not reach the level of statistical significance required for regulatory approval, as well as other factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Contact

Patrick Gaynes
Corporate Communications
pgaynes@pasithea.com